Exhibit 10.55

GENERAL SECURITY AGREEMENT

This General Security Agreement (“Agreement”) dated June 1, 2004 is by each of the undersigned (together with their respective successors and assigns are collectively, “Debtors”, individually, “Debtor”), in favor of Congress Financial Corporation (Central), an Illinois corporation, as US Collateral Agent (together with its successors and assigns in such capacity, “Secured Party”) for itself, Canadian Lender (as hereinafter defined) under the Canadian Loan Agreement (as hereinafter defined) and US Lender (as hereinafter defined) under the US Loan Agreement (as hereinafter defined).

W I T N E S S E T H

WHEREAS, Canadian Lender has entered or is about to enter into certain financing arrangements with Canadian Borrower (as hereinafter defined) pursuant to which Canadian Lender may make loans and provide other financial accommodations to Canadian Borrower;

WHEREAS, US Lender has entered or is about to enter into certain financing arrangements with US Borrowers (as hereinafter defined) pursuant to which US Lender may make loans and provide other financial accommodations to US Borrowers;

WHEREAS, Debtors are affiliates of Canadian Borrower and US Borrowers and as such will derive direct and indirect economic benefits from the making of the loans and other financial accommodations which may be provided to Canadian Borrower pursuant to the Canadian Loan Agreement and to US Borrowers pursuant to the US Loan Agreement;

WHEREAS, Debtors have executed and delivered or are about to execute and deliver a guarantee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Canadian Guarantee”) in favour of Canadian Lender in respect of all obligations, liabilities and indebtedness of any kind, nature and description of Canadian Borrower and/or its affiliates to Canadian Lender;

WHEREAS, Debtors have executed and delivered or are about to execute and deliver a guarantee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “US Guarantee”) in favour of US Lender in respect of all obligations, liabilities and indebtedness of any kind, nature and description of US Borrowers and/or their affiliates to US Lender; and

WHEREAS, in order to induce Canadian Lender and US Lender to enter into the Canadian Loan Agreement and the US Loan Agreement and the other Financing Agreements (as hereinafter defined) and to make the loans under the Canadian Loan Agreement and the US Loan Agreement, and as a condition precedent thereto, Canadian Lender and US Lender require that Debtors shall have executed and delivered this Agreement to secure the obligations of Debtors to Canadian Lender and US Lender, as applicable, under the Canadian Guarantee and US Guarantee;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accounts” shall mean all present and future rights of a Debtor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2 “Canadian Borrower” shall mean SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada, an Ontario corporation, and its successors and assigns.

1.3 “Canadian Lender” shall mean Congress Financial Corporation (Canada), an Ontario corporation, and its successors and assigns.

1.4 “Canadian Loan Agreement” shall mean the loan agreement dated June 1, 2004 by and between Canadian Borrower and Canadian Lender, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.5 “Equipment” shall mean all of a Debtor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.6 “Event of Default” shall have the meaning set forth in Section 6.1 hereof.

1.7 “Financing Agreements” shall mean, collectively, the US Loan Agreement, the Canadian Loan Agreement, the US Guarantee, the Canadian Guarantee, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by US Borrowers, Canadian Borrower, a Debtor or any Obligor in connection with the US Loan Agreement or Canadian Loan Agreement as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.8 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 5.13 and 5.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Secured Party prior to the date hereof.

1.9 “Information Certificate” shall mean the Information Certificate of each Debtor constituting Exhibit A hereto containing material information with respect to such Debtor, its business and assets provided by or on behalf of each Debtor to Secured Party in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.10 “Intellectual Property” shall mean a Debtor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

1.11 “Inventory” shall mean all of a Debtor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by a Debtor as lessor; (b) are held by a Debtor for sale or lease or to be furnished under a contract of service; (c) are furnished by a Debtor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.12 “Lenders” shall mean, collectively, Canadian Lender and US Lender.

1.13 “Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by each Debtor to Secured Party and/or Lenders and/or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, debtor or otherwise, whether arising under this Agreement or any other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the US Loan Agreement or the Canadian Loan Agreement or after the commencement of any case with respect to US Borrowers, Canadian Borrower or Debtors under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party, Lenders and/or their respective affiliates.

1.14 “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Debtors.

1.15 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.16 “Real Property” shall mean all now owned and hereafter acquired real property of a Debtor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.17 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of a Debtor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of a Debtor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to a Debtor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by a Debtor or to or for the benefit of any third person (including loans or advances to any affiliates or subsidiaries of a Debtor) or otherwise associated with any Accounts, Inventory or general intangibles of a Debtor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to a Debtor in connection with the termination of any employee benefit plan and any other amounts payable to a Debtor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which a Debtor is beneficiary).

1.18 “Records” shall mean all of a Debtor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Debtor with respect to the foregoing maintained with or by any other person).

1.19 “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

1.20 “US Borrowers” shall mean each of SMTC Manufacturing Corporation of California, a California corporation, SMTC Manufacturing Corporation of Massachusetts, a Massachusetts corporation, SMTC Manufacturing Corporation of Wisconsin, a Wisconsin

corporation, and SMTC Mex Holdings, Inc., a Delaware corporation, and their respective successors and assigns.

1.21 “US Lender” shall mean Congress Financial Corporation (Central), an Illinois corporation, and its successors and assigns.

1.22 “US Loan Agreement” shall mean the loan agreement dated June 1, 2004 by and between US Borrowers, Secured Party and US Lender, as the same now exists and may hereafter be amended, restated, supplemented, extended, renewed, restated or replaced.

SECTION 2. GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Debtor hereby grants to Secured Party a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Secured Party as security, all personal and real property and fixtures and interests in property and fixtures of such Debtor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, collectively, the “Collateral”), including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all Real Property and fixtures;

(e) all chattel paper (including all tangible and electronic chattel paper);

(f) all instruments (including all promissory notes);

(g) all documents;

(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of each Debtor now or hereafter held or received by or in transit to Secured Party or its affiliates or at any other depository or other institution from or for the account of each Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m) to the extent not otherwise described above, all Receivables;

(n) all Records; and

(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

2.2 Perfection of Security Interests.

(a) Each Debtor irrevocably and unconditionally authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Secured Party or its designee as the secured party and such Debtor as debtor, as Secured Party may require, and including any other information with respect to such Debtor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Debtor hereby ratifies and approves all financing statements naming Secured Party or its designee as secured party and such Debtor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Secured Party prior to the date hereof and ratifies and confirms the authorization of Secured Party to file such financing statements (and amendments, if any). Each Debtor hereby authorizes Secured Party to adopt on behalf of such Debtor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Secured Party or its designee as the secured party and a Debtor as debtor includes assets and properties of a Debtor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Debtor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall a Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and such Debtor as debtor.

(b) Each Debtor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in its Information Certificate. In the event that a Debtor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Debtor shall promptly notify Secured Party thereof in writing. Promptly upon the receipt thereof by or on behalf of such Debtor (including by any agent or representative), such Debtor shall deliver, or cause to be delivered to Secured Party, all tangible chattel paper and instruments that such Debtor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify, in each case except as Secured Party may otherwise agree. At Secured Party’s option, each Debtor shall, or Secured Party may at any time on behalf of such Debtor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Secured Party with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Central), as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that a Debtor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Debtor shall promptly notify Secured Party thereof in writing. Promptly upon Secured Party’s request, each Debtor shall take, or cause to be taken, such actions as Secured Party may reasonably request to give Secured Party control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Debtor does not have any deposit accounts as of the date hereof, except as set forth in its Information Certificate. Each Debtor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than five (5) Business days prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Secured Party the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Debtor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Secured Party, and (iii) on or before the opening of such deposit account, such Debtor shall as Secured Party may specify either (A) deliver to Secured Party a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Debtor and the bank at which such deposit account is opened and maintained or (B) arrange for Secured Party to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Secured Party. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Debtor’s salaried employees.

(e) Each Debtor does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in its Information Certificate.

(i) In the event that a Debtor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Debtor shall promptly endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. If any securities, now or hereafter acquired by a Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall immediately notify Secured Party thereof and shall as Secured Party may specify, either (A) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of such Debtor or such nominee, or (B) arrange for Secured Party to become the registered owner of the securities.

(ii) Each Debtor shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Secured Party shall have received not less than five (5) Business days prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Secured Party the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Debtor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Secured Party, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Debtor shall as Secured Party may specify either (1) execute and deliver, and cause to be executed and delivered to Secured Party, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Debtor and such securities intermediary or commodity intermediary or (2) arrange for Secured Party to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Secured Party.

(f) Each Debtor is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in its Information Certificate. In the event that a Debtor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Debtor shall promptly notify Secured Party thereof in writing. Such Debtor shall immediately, as Secured Party may specify, either (i) deliver, or cause to be delivered to Secured Party, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Secured Party, consenting to the assignment of the proceeds of the letter of credit to Secured Party by such Debtor and agreeing to make all payments thereon directly to Secured Party or as Secured Party may otherwise direct or (ii) cause Secured Party to become, at such Debtor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) Each Debtor has no commercial tort claims as of the date hereof, except as set forth in its Information Certificate. In the event that a Debtor shall at any time after the date hereof have any commercial tort claims, such Debtor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Debtor to Secured Party of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Debtor to Secured Party shall be deemed to constitute such grant to Secured Party. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Secured Party provided in Section 5.2(a) hereof or otherwise arising by the execution by a Debtor of this Agreement or any of the other Financing Agreements, Secured Party is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Secured Party or its designee as secured party and such Debtor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Debtor shall promptly upon Secured Party’s request, execute and deliver, or cause to be executed and delivered, to Secured Party such other agreements, documents and instruments as Secured Party may require in connection with such commercial tort claim.

(h) Each Debtor does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in its Information Certificate and except for goods located in the United States in transit to a location of a Debtor permitted herein in the ordinary course of business of such Debtor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in its Information Certificate or such carriers, each Debtor shall promptly notify Secured Party thereof in writing. Promptly upon Secured Party’s request, each Debtor shall deliver to Secured Party a Collateral Access Agreement duly authorized, executed and delivered by such person and applicable Debtor.

(i) Each Debtor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that a Debtor’s signature thereon is required therefor, (ii) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 3. COLLATERAL COVENANTS

3.1 Accounts Covenants.

(a) Secured Party shall have the right at any time or times, in Secured Party’s name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(b) Each Debtor shall deliver or cause to be delivered to Secured Party, with appropriate endorsement and assignment, with full recourse to such Debtor, all chattel paper and instruments which such Debtor now owns or may at any time acquire immediately upon Debtor’s receipt thereof, except as Secured Party may otherwise agree.

3.2 Inventory Covenants. With respect to the Inventory: (a) each Debtor shall at all times maintain inventory records reasonably satisfactory to Secured Party, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) each Debtor shall conduct a physical count of the Inventory at least once each year, but at any time or times as Secured Party may request on or after an Event of Default, and promptly following such physical inventory shall supply Secured Party with a report in the form and with such specificity as may be reasonably satisfactory to Secured Party concerning such physical count; (c) each Debtor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Secured Party, except for sales of Inventory in the ordinary course of each Debtor’s business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Secured Party’s request, each Debtor shall, at its expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Secured Party may request on or after an Event of Default, deliver or cause to be delivered to Secured Party written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Secured Party and by an appraiser acceptable to Secured Party, addressed to Secured Party or upon which Secured Party is expressly permitted to rely; (e) each Debtor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Debtor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Debtor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Debtor to repurchase such Inventory; (h) each Debtor shall keep the Inventory in good and marketable condition; and (i) each Debtor shall not, without prior written notice to Secured Party, acquire or accept any Inventory on consignment or approval.

3.3 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Secured Party’s request, each Debtor shall, at its expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Secured Party may request on or after an Event of Default, deliver or cause to be delivered to Secured Party written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Secured Party and by an appraiser acceptable to Secured Party, addressed to Secured Party and upon which Secured Party is expressly permitted to rely; (b) each Debtor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Debtor shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in each Debtor’s business and not for personal, family, household or farming use; (e) each Debtor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Debtor or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Debtor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Debtor shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Debtor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

3.4 Power of Attorney. Each Debtor hereby irrevocably designates and appoints Secured Party (and all persons designated by Secured Party) as such Debtor’s true and lawful attorney-in-fact, and authorizes Secured Party, in such Debtor’s or Secured Party’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Debtor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Secured Party deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Secured Party, and open and dispose of all mail addressed to such Debtor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Secured Party’s determination, to fulfill such Debtor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in any deposit accounts maintained by such Debtor or otherwise received by Secured Party, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Debtor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Secured Party and deposit the same in Secured Party’s account for application to the Obligations, (iv) endorse such Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign such Debtor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Debtor hereby releases Secured Party and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Secured Party’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

3.5 Right to Cure. Secured Party may, at its option, (a) upon notice to each Debtor, cure any default by such Debtor under any material agreement with a third party that affects the Collateral, its value or the ability of Secured Party to collect, sell or otherwise dispose of the

Collateral or the rights and remedies of Secured Party therein or the ability of such Debtor to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against such Debtor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Secured Party’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Secured Party with respect thereto. Secured Party may add any amounts so expended to the Obligations and charge such Debtor’s account therefor, such amounts to be repayable by each Debtor on demand. Secured Party shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Debtor. Any payment made or other action taken by Secured Party under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

3.6 Access to Premises. From time to time as requested by Secured Party, at the cost and expense of each Debtor, (a) Secured Party or its designee shall have complete access to all of each Debtor’s premises during normal business hours and after notice to such Debtor, or at any time and without notice to such Debtor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Debtor’s books and records, including the Records, and (b) each Debtor shall promptly furnish to Secured Party such copies of such books and records or extracts therefrom as Secured Party may request, and (c) use during normal business hours each of such Debtor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Debtor hereby represents and warrants to Secured Party the following (which shall survive the execution and delivery of this Agreement):

4.1 Corporate Existence; Power and Authority. Each Debtor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Debtor’s financial condition, results of operation or business or the rights of Secured Party in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Debtor’s corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of each Debtor’s certificate of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Debtor is a party or by which such Debtor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of such Debtor. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Debtor enforceable in accordance with their respective terms.

4.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name of each Debtor is as set forth on the signature page of this Agreement and in each Debtor’s Information Certificate. Each Debtor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in its Information Certificate.

(b) Each Debtor is an organization of the type and organized in the jurisdiction set forth in its Information Certificate. The Information Certificate of each Debtor accurately sets forth the organizational identification number of each Debtor or accurately states that each Debtor has none and accurately sets forth the federal employer identification number of each Debtor.

(c) The chief executive office and mailing address of each Debtor and each Debtor’s Records concerning Accounts are located only at the address identified as such in its Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in its Information Certificate, subject to the right of such Debtor to establish new locations in accordance with Section 5.2 below. The Information Certificate of each Debtor correctly identifies any of such locations which are not owned by such Debtor and sets forth the owners and/or operators thereof.

4.3 Financial Statements; No Material Adverse Change. All financial statements relating to each Debtor which have been or may hereafter be delivered by such Debtor to Secured Party have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operation of such Debtor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by each Debtor to Secured Party prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Debtors, since the date of the most recent audited financial statements furnished by Debtors to Secured Party prior to the date of this Agreement.

4.4 Priority of Liens; Title to Properties. The security interests and liens granted to Secured Party under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the existing liens indicated on each Debtor’s Information Certificate and the other liens permitted under Section 5.8 hereof. Each Debtor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Secured Party and such others as are specifically listed on its Information Certificate or permitted under Section 5.8 hereof.

4.5 Tax Returns. Each Debtor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Debtor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Debtor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

4.6 Litigation. Except as set forth in an Information Certificate, there is no present investigation by any governmental authority pending, or to the best of each Debtor’s knowledge threatened, against or affecting Debtors, their assets or business and there are no actions, suits, proceedings or claims by any Person pending, or to the best of each Debtor’s knowledge threatened, against Debtors or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Debtors would result in any material adverse change in the assets, business or prospects of Debtors or would impair the ability of Debtors to perform their obligations hereunder or under any of the other Financing Agreements to which they are a party or of Secured Party to enforce any Obligations or realize upon any Collateral.

4.7 Compliance with Other Agreements and Applicable Laws. Each Debtor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which they are a party or by which they or any of their assets are bound and each Debtor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

4.8 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) Debtors do not have any direct or indirect subsidiaries or affiliates and are not engaged in any joint venture or partnership except as set forth in the relevant Information Certificate.

(b) Debtors are the record and beneficial owner of all of the issued and outstanding shares of capital stock of each of the Subsidiaries listed on the relevant Information Certificate as being owned by such Debtor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it capital stock or securities convertible into or exchangeable for such shares.

(c) The issued and outstanding shares of capital stock of each Debtor is directly and beneficially owned and held by the persons indicated in its Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Secured Party prior to the date hereof.

4.9 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by each Debtor maintained at any bank or other financial institution is set forth in such Debtor’s Information Certificate, subject to the right of such Debtor to establish new accounts in accordance with Section 2.2 hereof.

4.10 Accuracy and Completeness of Information. All information furnished by or on behalf of each Debtor in writing to Secured Party in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on its Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of such Debtor, which has not been fully and accurately disclosed to Secured Party in writing.

4.11 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Secured Party on the date of each additional borrowing or other credit accommodation under the US Loan Agreement or Canadian Loan Agreement and shall be conclusively presumed to have been relied on by Secured Party regardless of any investigation made or information possessed by Secured Party. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtors shall now or hereafter give, or cause to be given, to Secured Party.

SECTION 5. AFFIRMATIVE AND NEGATIVE COVENANTS

5.1 Maintenance of Existence.

(a) Each Debtor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

(b) Each Debtor shall not change its name unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than thirty (30) days prior written notice from applicable Debtor of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Secured Party shall have received a copy of the amendment to the Certificate of Incorporation of such Debtor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Debtor as soon as it is available.

(c) Each Debtor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Secured Party shall have received not less than thirty (30) days’ prior written notice from such Debtor of such proposed change, which notice shall set forth such information with respect thereto as Secured Party may require and Secured Party shall have received such agreements as Secured Party may reasonably require in connection therewith. Each Debtor shall not change its type of organization, jurisdiction of organization or other legal structure.

5.2 New Collateral Locations. Each Debtor may only open any new location within the continental United States provided such Debtor (a) gives Secured Party thirty (30) days prior written notice from such Debtor of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Secured Party such agreements, documents, and instruments as Secured Party may deem necessary or desirable to protect its interests in the Collateral at such location.

5.3 Compliance with Laws, Regulations, Etc. Each Debtor shall, at all times comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local governmental authority applicable to it.

5.4 Payment of Taxes and Claims. Each Debtor shall, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Debtor and with respect to which adequate reserves have been set aside on its books. Each Debtor shall be liable for any tax or penalties imposed on Secured Party as a result of the financing arrangements provided for herein and each Debtor agrees to indemnify and hold Secured Party harmless with respect to the foregoing, and to repay to Secured Party on demand the amount thereof, and until paid by Debtors such amount shall be added and deemed part of the Loans under the US Loan Agreement and Canadian Loan Agreement, provided, that, nothing contained herein shall be construed to require Debtors to pay any income or franchise taxes attributable to the income of Secured Party from any amounts charged or paid hereunder to Secured Party. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of the US Loan Agreement or the Canadian Loan Agreement.

5.5 Insurance. Each Debtor shall, at all times maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Secured Party as to form, amount and insurer. Each Debtor shall furnish certificates, policies or endorsements to Secured Party as Secured Party shall require as proof of such insurance, and, if such Debtor fails to do so, Secured Party is authorized, but not required, to obtain such insurance at the expense of such Debtor. All policies shall provide for at least thirty (30) days prior written notice to Secured Party of any cancellation or reduction of coverage and that Secured Party may act as attorney for a Debtor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Debtor shall cause Secured Party to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Debtor shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Secured Party. Such lender’s loss payable endorsement shall specify that the proceeds of such insurance shall be payable to Secured Party as its interests may appear and further specify that Secured Party shall be paid regardless of any act or omission by a Debtor or any of its affiliates. At its option, Secured Party may apply any insurance proceeds received by Secured Party at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Secured Party may determine or hold such proceeds as cash collateral for the Obligations.

5.6 Financial Statements and Other Information.

(a) Each Debtor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Debtor in accordance with GAAP. Each Debtor shall promptly furnish to Secured Party all such financial and other information as Secured Party shall reasonably request relating to the Collateral and the assets, business and operations of such Debtor, and to notify the auditors and accountants of such Debtor that Secured Party is authorized to obtain such information directly from them. Without limiting the foregoing, each Debtor shall furnish or cause to be furnished to Secured Party, the following: (i) within twenty (20) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of such Debtor as of the end of and through such fiscal month, certified to be correct by the chief financial officer of such Debtor, subject to normal year-end adjustments, along with a schedule in form reasonably satisfactory to Secured Party of the calculations used in determining, as of the end of such month, whether such Debtor was in compliance with the covenants set forth in Sections 5.13 and 5.14 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of each Debtor (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of such Debtor as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by such Debtor and reasonably acceptable to Secured Party, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of such Debtor and their Subsidiaries as of the end of and for the fiscal year then ended.

(b) Each Debtor shall promptly notify Secured Party in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in such Debtor’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any order, judgment or decree in excess of $25,000 shall have been entered against any Debtor or any of its properties or assets, (iii) any notification of violation of laws or regulations received by such Debtor, and (iv) the occurrence of any Event of Default and act, condition or event which with notice or passage of time or both would constitute an Event of Default.

(c) Each Debtor shall promptly after the sending or filing thereof furnish or cause to be furnished to Secured Party copies of all reports which Debtors send to their stockholders generally and copies of all reports and registration statements which any Debtor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(d) Each Debtor shall furnish or cause to be furnished to Secured Party such budgets, forecasts, projections and other information respecting the Collateral and the business of such Debtor, as Secured Party may, from time to time, reasonably request. Secured Party is hereby authorized to deliver a copy of any financial statement or any other information relating to Debtors to any court or other governmental authority, to any affiliate of Secured Party or to any participant or assignee or prospective participant or assignee. Each Debtor hereby irrevocably authorize and direct all accountants or auditors to deliver to Secured Party, at such Debtor’s expense, copies of the financial statements of such Debtor and any reports or management letters prepared by such accountants or auditors on behalf of such Debtor and to disclose to Secured Party such information as they may have regarding the business of such Debtor. Any documents, schedules, invoices or other papers delivered to Secured Party may be destroyed or otherwise disposed of by Secured Party one (1) year after the same are delivered to Secured Party, except as otherwise designated by a Debtor to Secured Party in writing.

5.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Debtors shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any capital stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Debtors so long as (A) any proceeds are paid to Secured Party and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $25,000 for all such Equipment disposed of in any fiscal year of Debtors), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

5.8 Encumbrances. Debtors shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Secured Party; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Debtors and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Debtors’ business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Debtors, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Debtors as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $50,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Debtors other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 4.4 hereto.

5.9 Indebtedness. Debtors shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any other Person, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which a Debtor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Debtor, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) the obligations, indebtedness and guarantees set forth on its own Information Certificate; provided, that, (i) Debtors may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Debtors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such obligations, indebtedness or guarantees or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such obligations, indebtedness or guarantees or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Debtors shall furnish to Secured Party all notices or demands in connection with such obligations, indebtedness or guarantees either received by such Debtor or on its behalf, promptly after the receipt thereof, or sent by such Debtor or on its behalf, concurrently with the sending thereof, as the case may be.

5.10 Loans, Investments, Etc. Debtors shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the capital stock or indebtedness or all or a substantial part of the assets or property of any person or form or acquire any subsidiaries, or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Secured Party, payable to the order of a Debtor or to bearer and delivered to Secured Party, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Secured Party, a Debtor shall take such actions as are deemed necessary by Secured Party to perfect the security interest of Secured Party in such investments and (c) the loans and advances set forth on a Debtor’s Information Certificate; provided, that, as to such loans and advances, (i) Debtors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans or advances or any agreement, document or instrument relating thereto, and (ii) Debtors shall furnish to Secured Party all notices or demands in connection with such loans, or advances either received by such Debtor or on its behalf, promptly after the receipt thereof, or sent by such Debtor or on its behalf, concurrently with the sending thereof, as the case may be.

5.11 Dividends and Redemptions. Debtors shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Debtors now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

5.12 Transactions with Affiliates. Debtors shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Debtors, except in the ordinary course of and pursuant to the reasonable requirements of Debtors’ businesses and upon fair and reasonable terms no less favorable to a Debtor than such Debtor would obtain in a comparable arm’s length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with a Debtor except reasonable compensation to officers, employees and directors for services rendered to such Debtor in the ordinary course of business.

5.13 Costs and Expenses. Debtors shall pay to Secured Party on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Secured Party’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Secured Party, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Secured Party arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Secured Party in connection with any of the foregoing.

5.14 Further Assurances. At the request of Secured Party at any time and from time to time, each Debtor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

SECTION 6. EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence or existence of any Event of Default under either the US Loan Agreement or Canadian Loan Agreement is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

6.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Secured Party shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Debtors or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Secured Party hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Secured Party’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Debtor of this Agreement or any of the other Financing Agreements. Secured Party may, at any time or times, proceed directly against any Debtor or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral.

(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Secured Party may, in its discretion and, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Secured Party (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) of the US Loan Agreement or the Canadian Loan Agreement, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Debtors, at Debtors’ expense, to assemble and make available to Secured Party any part or all of the Collateral at any place and time designated by Secured Party, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, and/or (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Secured Party or elsewhere) at such prices or terms as Secured Party may deem reasonable, for cash, upon credit or for future delivery, with the Secured Party having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Debtors, which right or equity of redemption is hereby expressly waived and released by Debtors. If any of the Collateral is sold or leased by Secured Party upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Secured Party. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Secured Party to any Debtor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and such Debtor waives any other notice. In the event Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Debtor waives the posting of any bond which might otherwise be required.

(c) Secured Party may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce any Debtor’s rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Secured Party may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Secured Party and that Secured Party has a security interest therein and Secured Party may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Secured Party, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the

Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Secured Party shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Secured Party may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Secured Party’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Secured Party and are payable directly and only to Secured Party and each Debtor shall deliver to Secured Party such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Secured Party may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, applicable Debtor shall, upon Secured Party’s request, hold the returned Inventory in trust for Secured Party, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Secured Party’s instructions, and not issue any credits, discounts or allowances with respect thereto without Secured Party’s prior written consent.

(d) To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any governmental authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Debtors for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to a Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(e) For the purpose of enabling Secured Party to exercise the rights and remedies hereunder, each Debtor hereby grant to Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Debtor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Debtor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f) Secured Party may apply the cash proceeds of Collateral actually received by Secured Party from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Secured Party may elect, whether or not then due. Each Debtor shall remain liable to Secured Party for the payment of any deficiency with interest at the highest rate provided for in the US Loan Agreement and the Canadian Loan Agreement and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

SECTION 7. JURY TRIAL WAIVER; GOVERNING LAW OTHER WAIVERS AND CONSENTS

7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

(b) Each Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Secured Party may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against any Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Debtor or its property).

(c) Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party’s option, by service upon a Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Debtor shall appear in answer to such process, failing which such Debtor shall be deemed in default and judgment may be entered by Secured Party against such Debtor for the amount of the claim and other relief requested.

(d) EACH DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF A DEBTOR AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH DEBTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Secured Party shall not have any liability to any Debtor (whether in tort, contract, equity or otherwise) for losses suffered by a Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

7.2 Waiver of Notices. Each Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Debtor which Secured Party may elect to give shall entitle any Debtor to any other or further notice or demand in the same, similar or other circumstances.

7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party, and as to amendments, as also signed by an authorized officer of each Debtor. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

7.4 Waiver of Counterclaims. Each Debtor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

7.5 Indemnification. Each Debtor shall indemnify and hold Secured Party, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Debtor shall pay the maximum portion which it is permitted to pay under applicable law to Secured Party in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, each Debtor shall not assert, and each Debtor hereby waives, any claim against Secured Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of the US Loan Agreement and the Canadian Loan Agreement.

SECTION 8. MISCELLANEOUS

8.1 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to a Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation”.

(f) All references to the term “good faith” used herein when applicable to Secured Party shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Each Debtor shall have the burden of proving any lack of good faith on the part of Secured Party alleged by a Debtor at any time.

(g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3 or is cured in a manner satisfactory to Secured Party, if such Event of Default is capable of being cured as determined by Secured Party.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of each Debtor most recently received by Secured Party prior to the date hereof.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Secured Party and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Secured Party merely because of Secured Party’s involvement in their preparation.

8.2 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtors:	635 Hood Road
Markham, Ontario
L3R 4N6
Attention: Chief Financial Officer
Telephone No.: 905.479.1810
Telecopy No.: 905.479.5326

If to Secured Party:	Congress Financial Corporation (Central),
as Secured Party
150 South Wacker Drive
Suite 2200
Chicago, Illinois, 60606
Attention: Portfolio Manager
Telephone No.: 312.332.0420
Telecopy No.: 312.332.0424

with a copy to:	Congress Financial Corporation (Canada)
141 Adelaide Street West
Suite 1500
Toronto, Ontario, M5H 3L9
Attention: Portfolio Manager
Telephone No.: 416.364.6080
Telecopy No.: 416.364.6068

8.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

8.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon each Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns, except that each Debtor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Secured Party.

8.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

IN WITNESS WHEREOF, each Debtor has caused these presents to be duly executed as of the day and year first above written.

SMTC CORPORATION

Per:	/s/ John Caldwell
Name:	John Caldwell
Title:	President

Per:
Name:
Title:

HTM HOLDINGS, INC.

Per:	/s/ John Caldwell
Name:	John Caldwell
Title:	President

Per:
Name:
Title:

SMTC MANUFACTURING CORPORATION OF TEXAS

Per:	/s/ John Caldwell
Name:	John Caldwell
Title:	President

Per:
Name:
Title:

SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA

Per:	/s/ John Caldwell
Name:	John Caldwell
Title:	President

Per:
Name:
Title: